                                                                  Execution Copy
                                                                  --------------


================================================================================




                           ASSET PURCHASE AGREEMENT


                           Dated as of July 12, 2001


                                 By and Among


                              NV Acquisition LLC,

                         NuVisions Manufacturing, Inc.


                                      and


                      Nu Horizons Electronics Corporation

================================================================================

                             TABLE OF CONTENTS

1.   Definitions.......................................................   1
2.   Acquisition of Assets by Buyer....................................   8
     2.1.  Purchase and Sale of Assets.................................   8
     2.2.  Excluded Assets.............................................   9
     2.3.  Assumption of Liabilities...................................  10
     2.4.  Liabilities Not Assumed.....................................  11
     2.5.  Purchase Price..............................................  12
     2.6.  Purchase Price Adjustment...................................  13
     2.7.  The Closing.................................................  14
     2.8.  Deliveries at the Closing...................................  14
     2.9.  Purchase Price Allocation...................................  14
3.   Representations and Warranties of the Seller and the Stockholder..  14
     3.1.  Organization of the Company.................................  14
     3.2.  Ownership of the Company....................................  14
     3.3.  Authorization of Transaction................................  15
     3.4.  Noncontravention............................................  15
     3.5.  Brokers' Liabilities........................................  15
     3.6.  Title to Assets.............................................  15
     3.7.  All Assets Necessary to Conduct Business....................  15
     3.8.  Subsidiaries................................................  15
     3.9.  Financial Statements........................................  16
     3.10. Absence of Changes..........................................  16
     3.11. Absence of Undisclosed Liabilities..........................  17
     3.12. No Material Adverse Effect..................................  18
     3.13. Taxes.......................................................  18
     3.14. Property, Plant and Equipment...............................  19
     3.15. Intellectual Property.......................................  19
     3.16. Inventories.................................................  21
     3.17. Contracts...................................................  21
     3.18. Insurance...................................................  23
     3.19. Litigation..................................................  23
     3.20. Product Warranties; Defects; Liability......................  23
     3.21. Employees...................................................  23
     3.22. Employee Benefit Plans......................................  23
     3.23. Environment, Health, and Safety.............................  24
     3.24. Affiliated Transactions.....................................  25
     3.25. Distributors, Customers, Suppliers..........................  25
     3.26. No Illegal Payments and Compliance with Law.................  25
     3.27. Books and Records...........................................  26
     3.28. Consents....................................................  26
     3.29. Accredited Investor.........................................  26
     3.30. Unregistered Securities.....................................  26
     3.31. Disclosure..................................................  27

4.   Representations and Warranties of the Buyer........................  27
     4.1.  Organization of the Buyer....................................  27
     4.2.  Authorization of Transaction.................................  27
     4.3.  Noncontravention.............................................  27
     4.4.  Brokers' Fees................................................  28
     4.5.  Litigation...................................................  28
     4.6.  Bankruptcy...................................................  28
     4.7.  Due Diligence................................................  28
     4.8.  Disclosure...................................................  28
5.   Covenants..........................................................  28
     5.1.  General......................................................  28
     5.2.  Notices and Consents.........................................  29
     5.3.  Operation of Business........................................  29
     5.4.  Preservation of Business.....................................  29
     5.5.  Full Access..................................................  29
     5.6.  Notice of Developments.......................................  29
     5.7.  No Solicitation..............................................  29
     5.8.  Access to Records after Closing..............................  30
     5.9.  Transfer Taxes...............................................  31
     5.10. Employee Benefits............................................  31
     5.11. Transfer Notices.............................................  33
     5.12. Change of Name...............................................  33
     5.13. Further Assurances...........................................  33
     5.14. Transfer of Assets...........................................  34
     5.15. License with Lemelson Foundation.............................  34
     5.16. Tucker Anthony Fee...........................................  34
     5.17. Subordination Agreement......................................  34
6.   Conditions to Obligation to Close..................................  34
     6.1.  Conditions to Obligation of the Buyer........................  34
     6.2.  Conditions to Obligations of the Seller and the Stockholder..  36
7.   Confidentiality....................................................  37
8.   Noncompetition.....................................................  38
9.   Indemnification....................................................  38
     9.1.  Survival of Representations and Warranties...................  38
     9.2.  Indemnity by the Seller and the Stockholder..................  39
     9.3.  Indemnity by Buyer...........................................  40
     9.4.  Matters Involving Third Parties..............................  40
     9.5.  Recourse Against Escrowed Funds..............................  41
10.  Termination........................................................  41
     10.1. Termination of Agreement.....................................  41
     10.2. Effect of Termination........................................  42
11.  Miscellaneous......................................................  42
     11.1. Press Releases and Public Announcements......................  42
     11.2. No Third Party Beneficiaries.................................  43
     11.3. Entire Agreement.............................................  43
     11.4. Succession and Assignment....................................  43

11.5.  Counterparts.........................................    43
11.6.  Headings.............................................    43
11.7.  Notices..............................................    43
11.8.  Governing Law........................................    44
11.9.  Amendments and Waivers...............................    44
11.10. Severability.........................................    45
11.11. Expenses.............................................    45
11.12. Construction.........................................    45
11.13. Incorporation of Exhibits and Schedules..............    46
11.14. Specific Performance.................................    46
11.15. Consent to Jurisdiction..............................    46
11.16. Waiver of Jury Trial.................................    46

Exhibits

     A-1       -   Form of Escrow Agreement

     A-2       -   Form of Subordinated Promissory Note

     A-3       -   Form of Bill of Sale

     A-4       -   Form of Warrant

     B         -   Form of Assignment and Assumption Agreement

     C         -   Financial Statements

     D         -   Projections

     E         -   Form of Opinion of Blau, Kramer, Wactlar and Lieberman

     F         -   Commitment Letters/Agreements

     G         -   Form of Employment Contract

     H         -   Form of Transition Services Agreement

     I         -   Form of Stockholders Agreement

     J         -   Form of Opinion of Ropes & Gray

Schedules
---------
     2.1(b) -      Leases

     2.1(c) -      Licenses

     2.1(d) -      Intellectual Property

     3.4(a) -      Noncontravention

     3.7    -      Necessary Assets

     3.8    -      Subsidiaries

     3.10   -      Absence of Changes

     3.13   -      Taxes

     3.14(b)-      Real Property Leases

     3.15(b)-    Past Conflict with Third-Party Intellectual Property Rights

     3.15(c)-    Patents/Registrations/Trade Names/Licences to Third Parties

     3.15(d)-    Permissible Use of Third-Party Intellectual Property

     3.15(e)- Current/Future Conflict with Third-Party Intellectual Property Rights

     3.16   -    Inventories

     3.17   -    Contracts

     3.18   -    Insurance

     3.19   -    Litigation

     3.20   -    Product Warranties

     3.22(a)-    Employee Benefit Plans

     3.23   -    Release/Storage of Chemical Substances/Hazardous Waste

     3.24   -    Affiliated Transactions

     3.25   -    Customers and Suppliers

     3.28   -    Consents

     5.10(a)-    Employees to be Transferred

     5.14   -    Transfer of Assets

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") dated as of July 12, 2001, by and among NV Acquisition LLC, a Delaware limited liability company (the "Buyer"), NuVisions Manufacturing, Inc., a Massachusetts corporation (the "Company" or the "Seller") and Nu Horizons Electronics Corporation, a Delaware corporation (the "Stockholder"). The Buyer, the Seller and the Stockholder are collectively referred to herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets owned by, or used in connection with, the operation of the Company's printed circuit boards and other electronic manufacturing services business (the "Business") in consideration of the Purchase Price (as defined below).

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.

     "Acquired Assets" has the meaning set forth in Section 2.1.

     "Acquired Intellectual Property" means all Intellectual Property included in the Acquired Assets.

     "Action" means any claim, action, cause of action or suit (in contract or tort or otherwise), litigation, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

     "Affiliate" means, as to any specified Person at any time, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 10% of any class of the outstanding capital stock of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person) and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 10% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

     "Agreement" has the meaning set forth in the preamble.

     "AAA" has the meaning set forth in Section 11.15(a).

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Assumed Product Warranty Liabilities" has the meaning set forth in Section 2.3(d).

     "Business" has the meaning set forth in the preamble.

     "Business Day" means any day on which banking institutions in Boston, Massachusetts are open for the purpose of transacting business.

     "Buyer" has the meaning set forth in the preamble.

     "Buyer's Knowledge" means the actual knowledge of the Buyer after reasonable investigation.

     "By-laws" means, with respect to any Person (other than an individual), all by-laws relating to such Person, as from time to time in effect.

     "Charter" means the certificate or articles of incorporation or organization, statute, constitution, joint venture, limited liability company or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

     "Chemical Substance" means any chemical substance, material or waste which is regulated or may give rise to Liability under any Environmental Law, as now in effect, including any (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; and (vi) chlorofluoracarbons.

     "Closing" has the meaning set forth in Section 2.7.

     "Closing Date" has the meaning set forth in Section 2.7.

     "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

     "Company" has the meaning set forth in the preamble.

     "Company Plan" is defined in Section 3.22.

     "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than pursuant to the Transactions.

     "Confidential Information" means any and all information concerning the Business other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Company or the Stockholder.

     "Contracts" has the meaning set forth in Section 2.1(f).

     "Contractual Obligation" means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument, including any document or instrument evidencing or otherwise relating to any Debt but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

     "Debt" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan, (c) material fringe benefit plan or program or
(d) profit sharing, bonus, stock option, stock purchase, equity, stock appreciation, deferred compensation, incentive, severance plan or other benefit plan, program or arrangement, whether covering a single individual or a group of individuals.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Emergency Planning and Community Right to Know Act, the Oil Pollution Act, the Toxic Substances Control Act, each as amended, as now in effect, and any other Legal Requirement, as now in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; or (d) the pollution, protection or clean up of the Environment.

     "Environmental Liabilities and Costs" means all Losses incurred: (i) to comply with any Environmental Law as in effect on or prior to the Closing; (ii) as a result of a Release of any Chemical Substance that gives rise to a duty to remediate; or, (iii) as a result of any environmental contamination present at, created by or arising out of the past or present operations of the Company or the Stockholder.

     "Escrow Agreement" has the meaning set forth in Section 2.5.

     "Escrowed Funds" has the meaning set forth in Section 2.5.

     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Financial Statements" has the meaning set forth in Section 3.9.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

     "Guarantee" means (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the Debt or other obligation of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets (other than inventory in the Ordinary Course of Business) under circumstances that would enable such obligor to discharge one or more of its obligations or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or venture.

     "Hired Employees" has the meaning set forth in Section 5.10(a).

     "Indemnified Party" has the meaning set forth in Section 9.4(a).

     "Indemnifying Party" has the meaning set forth in Section 9.4(a).

     "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any Contractual Obligations granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or Technology, including all Intellectual Property identified in Schedule 2.1(d); (ii) that are owned,
                                        ---------------
licensed or controlled in whole or in part by the Seller, and relate to the Business; or (iii) that are used in the development, manufacture, sales, marketing or testing of the Products.

     "Intercompany Liabilities" has the meaning set forth in Section 2.4(l).

     "Leases" has the meaning set forth in Section 2.1(b).

     "Legal Requirement" means any applicable federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

     "Lemelson License" has the meaning set forth in Section 3.15(d).

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     "Lien" means any mortgage, pledge, lien, security interest, charge, adverse or prior claim, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any Debt or other obligation, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that
                                                      --------  -------
the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially impair its use in the Business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under Legal Requirements or other social security and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

     "Losses" has the meaning set forth in Section 9.2.

     "Material Adverse Effect" means any change, circumstance or effect when considered either singly or in the aggregate together with all other changes, circumstances or effects, which has a material and adverse effect on the business, operations, assets, prospects or condition, financial or otherwise, of the Business, or materially and adversely affects the ability of the Seller or the Stockholder to perform their respective obligations under this Agreement and consummate the Transactions.

     "Members of the Immediate Family," with respect to any individual, shall mean each spouse, parent, aunt, uncle, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" means the audited Financial Statements for the Most Recent Fiscal Year End.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 3.9 below.

     "Net Income" shall mean net income determined in accordance with GAAP.

     "Net Operating Assets" means the sum of the Company's (i) current assets (exluding cash and cash equivalents), (ii) property, plant and equipment and
(iii) other assets (excluding any reserves for Taxes) less the Company's current liabilities (excluding Liabilities for Taxes and any Debt), all as determined in accordance with GAAP.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" and "Parties" have the meanings set forth in the preamble.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or any other entity of any kind.

     "Products" means all current products and services of the Company, any subsequent versions of such products currently being developed, any products currently being developed by the Company which are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing.

     "Projections" has the meaning set forth in Section 3.9(b).

     "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that causes an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

     "Representatives" has the meaning set forth in Section 5.7(a).

     "Safety Laws" means any Legal Requirement relating to workplace health or safety, including the Occupational Safety and Health Act, as amended, as now in effect, relating to (a) exposure of employees to any Chemical Substance or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substance.

     "Safety Liabilities and Costs" means all Losses incurred to comply with any Safety Law as in effect prior to the Closing or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Seller.

     "Securities Act" has the meaning set forth in Section 3.29.

     "Seller" has the meaning set forth in the preamble.

     "Seller Note" has the meaning set forth in Section 2.5.

     "Seller's Knowledge" means the actual knowledge of Stephen Pudles, Paul Durando and Edward Chouinard after reasonable investigation.

     "Stockholder" has the meaning set forth in the preamble.

     "Stockholder's Board" has the meaning set forth in Section 5.7(a).

     "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Superior Company Proposal" means any proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which the Stockholder's Board determines to be superior from a financial point of view to the holders of the Stockholder's common stock to the Transactions (after consultation with the Company's financial advisor, which shall be Tucker Anthony or another comparable independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Buyer to amend the terms of the Transactions) and
(ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks , electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right or trade secret law that (i) were conceived, developed, or reduced to practice by or for the Seller or, in the case of the Stockholder, in connection with the Business, or (ii) are incorporated, embodied or used in or are used to develop, manufacture, test, market, distribute or maintain and support the Products.

     "Third Party Claim" has the meaning set forth in Section 9.4(a).

     "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     "Transactions" means the transactions contemplated by this Agreement.

     "Transferred Employees" has the meaning set forth in Section 5.10(a).

     "Transition Services Agreement" has the meaning set forth in Section
6.1(j).

     "WARN" means the Worker Adjustment and Retraining Act of 1988, as from time to time in effect.

     "Warrants" has the meaning set forth in Section 2.5.

2.   Acquisition of Assets by Buyer.

     2.1. Purchase and Sale of Assets.  Subject to and upon the other terms and
          ---------------------------
conditions contained herein, the Seller and the Stockholder agree that the Seller will sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, the following assets of the Seller, other than the Excluded Assets, (collectively, the "Acquired Assets") free and clear of any Lien whatsoever:

          (a) All assets of the Company reflected on the Most Recent Balance Sheet and all assets of the Company that have been acquired since the date of Most Recent Balance Sheet (other than assets reflected on the Most Recent Balance Sheet that have been disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet) (collectively, the "Balance Sheet Assets"), including:

               (i) all real property, improvements, fixtures and fittings thereon, easements, rights-of-way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets);

               (ii) all tangible personal property (such as machinery, equipment, control systems, inventories, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, computer and office equipment, furniture, automobiles, trucks, tractors, trailers, tools, jigs and dies);

               (iii) all accounts receivable, notes receivable, $160,000 of cash and cash equivalents, securities, prepaid expenses and other current assets of the Company;

          (b) All rights with respect to leasehold interests and subleases relating to real and personal property, including the rights under the leases listed on Schedule 2.1(b) (the "Leases");
                      ---------------

          (c) All rights under all licenses (other than as set forth in Section 2.1(d)), permits, authorizations, orders, registrations, certificates, approvals, consents and franchises or any pending applications relating to any of the foregoing, including all governmental permits, licenses, authorizations, approvals and consents described in Schedule 2.1(c);
                                                         ---------------

          (d) All Intellectual Property, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, including the Intellectual Property described in Schedule 2.1(d);
                                                               ---------------

          (e)  All customer, distributor, supplier and mailing lists;

          (f)  All rights under Contractual Obligations (the "Contracts");

          (g) All of the Company's claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment;

          (h) All business and financial records, books, ledgers (including, to the extent that the Buyer has obtained the necessary software licenses, an electronic copy of the general ledger maintained for the Company), files, plans, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records, whether written or electronically stored or otherwise recorded, excluding, however, the corporate minute books, stock ledgers, checkbooks, canceled checks, tax returns, reports, statements and other documents related to taxes and necessary to support any tax and government audit (provided that the Seller and the Stockholder shall provide access to any such documents to Buyer to the extent reasonably necessary in connection with the operation of the Business, will maintain such records for a period of five years from the date hereof, or, if the Seller or the Stockholder desires to destroy such records, will notify Buyer and give Buyer an opportunity to take possession thereof);

          (i) All of the Seller's rights to the use of the names Nu Visions, Nu Visions Manufacturing, Inc., NuVisions Manufacturing, Inc. and any variations thereof; and

          (j) All other assets of the Seller of every kind and description, tangible or intangible.

     2.2. Excluded Assets.  There shall be excluded from the Acquired Assets to
          ---------------
be sold, assigned, transferred, conveyed and delivered to Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by the Seller, the following assets, properties and rights (collectively, the "Excluded Assets"):

          (a)  non-cash reserves for Taxes;

          (b) the corporate minute books, stock ledgers, checkbooks, canceled checks, tax returns, reports, statements and other documents related to taxes and necessary to support any tax and government audit (provided that the Seller and the Stockholder shall provide access to any such documents to Buyer to the extent reasonably necessary in connection with the operation of the Business, will maintain such records for a period of five years from the date hereof, or, if the Seller or the Stockholder desires to destroy such records, will notify Buyer and give Buyer an opportunity to take possession thereof), as well as a copy of any financial books and records of the Company which Seller or the Stockholder reasonably believes will be required by it for the purpose of performing any of its accounting, or other administrative functions which are performed in the Ordinary Course of Business;

          (c) all rights to refunds of Taxes paid by the Seller for the period prior to and following the Closing Date;

          (d) all rights under the Lemelson License other than the rights that may be transferred to Buyer under Section 3(i) of such Lemelson License which shall be part of the Acquired Assets; and

          (e)  all cash and cash equivalents in excess of $160,000.

     2.3. Assumption of Liabilities.  On the terms and subject to the conditions
          -------------------------
set forth herein and except as contemplated by Section 2.4 hereof, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following Liabilities of the Company (the "Assumed Liabilities"):

          (a) (i) all Liabilities of the Company to the extent recorded on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and (ii) all Liabilities of the Company incurred after the Most Recent Balance Sheet in the Ordinary Course of Business that would, if incurred during the last fiscal year, be required in accordance with GAAP to be recorded on the face of the Most Recent Balance Sheet (rather than in any notes thereto), in each case, solely to the extent recorded on the Closing Statement used to determine the final Purchase Price Adjustment;

          (b)  all Liabilities of the Company under the Leases listed in
     Schedule 2.1(b) arising after the Closing Date;
     ---------------

          (c) the Stockholder's guarantee of the Company's obligations under the Lease Agreement dated as of November 11, 1997 by and between East Springfield Industrial Buildings Corporation and Nu Visions Manufacturing, Inc. for land and building at 225 Carando Drive, Springfield, MA; and

          (d) Liabilities for returns of products sold prior to Closing by the Company under warranty and for repairs of such products to the extent such returns and repairs are consistent with the Company's Ordinary Course of Business and do not exceed $100,000 within six months of the Closing Date (such Liabilities being the "Assumed Product Warranty Liabilities").

     2.4. Liabilities Not Assumed.  Except as expressly set forth in this
          -----------------------
Agreement, the Buyer will not assume or perform any Liabilities not specifically contemplated by Section 2.3 hereof nor any of the following Liabilities (whether or not contemplated by Section 2.3):

          (a) any Liability of the Seller or the Stockholder for Taxes whether or not relating to the Business and whether or not incurred prior to the Closing and any Liability of the Seller or the Stockholder for the unpaid Taxes of any Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise;

          (b) any Liability of the Company to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Company or was serving at the request of such entity as a partner, trustee, director, officer, employee, or agent of another entity;

          (c) any Liability of the Seller or the Stockholder arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done by such Party or any of its directors, officers, employees or agents, excluding any actions or omissions by Stephen Pudles in his capacity as an employee or director of the Buyer after the Closing;

          (d) any Liability of the Seller or the Stockholder for costs and expenses incurred in connection with this Agreement, the making or performance of this Agreement and the Transactions;

          (e) any Liability of the Seller or the Stockholder under this Agreement;

          (f) any Liability relating to or arising out of products manufactured or sold or services rendered by the Company prior to the Closing Date, other than the Assumed Product Warranty Liabilities;

          (g) any Liability of the Seller or the Stockholder arising out of any Employee Benefit Plan currently or formerly established or maintained by the Company or to which the Company contributes or has contributed (including (i) any Liability relating to the termination of any such plan, (ii) any Liability that the Seller or the Stockholder is required to retain by law to provide former employees so-called COBRA continuation coverage to the extent provided in Section 5.10 of this Agreement, and (iii) any Liability in respect of medical and other benefits for existing and future retirees that accrued prior to the Closing Date);

          (h) any Liability of the Seller or the Stockholder in respect of work-related employee injuries that occurred prior to the Closing Date or worker's compensation claims that accrued prior to the Closing Date;

          (i) any Liability pertaining to the Company or the Business which arises out of or results from the Release prior to Closing of any Chemical Substance and/or noncompliance by Seller prior to the Closing Date with any Legal Requirements as in effect prior to the Closing (including any Environmental Liabilities and Costs and Safety Liabilities and Costs whether or not arising out of or resulting from the Seller's or the Stockholder's noncompliance with Environmental Laws or Safety Laws, except to the extent that such Liability results from an action of the Buyer but excluding any actions of Buyer taken to remedy any Release prior to the Closing Date or any non-compliance prior to the Closing Date with any Legal Requirements as in effect prior to the Closing);

          (j) any Liability of the Seller or the Stockholder (i) under any leases not listed on Schedule 2.1(b) or (ii) arising from any breach or
                          ---------------
     default under any Lease occurring prior to the Closing Date;

          (k) any Liability of the Seller or the Stockholder in respect of Environmental Liabilities and Costs arising out of any condition which existed prior to the Closing and constitutes a violation of or gives rise to a duty to remediate under any Environmental Law;

          (l) any Liability of the Company to the Stockholder or any Affiliate of the Stockholder (the "Intercompany Liabilities");

          (m) any Liability of the Seller or the Stockholder in respect of debt for borrowed money; and

          (n) any Liability of the Seller or the Stockholder to any broker, finder, investment bank or similar Person with respect to the Transactions.

     2.5. Purchase Price.  The Buyer agrees to assume the Assumed Liabilities
          --------------
and to pay to the Seller at the Closing an aggregate amount (as adjusted pursuant to Section 2.6, collectively the "Purchase Price") equal to $31,563,000 consisting of: (i) $28,563,000 in cash payable by wire transfer to the Company in accordance with written instructions of the Company given to the Buyer at least two Business Days prior to the Closing; (ii) $1,000,000 in cash (the "Escrow Funds") payable to an escrow agent to be mutually agreed upon by the Parties, to be held and released in accordance with the terms of the Escrow Agreement in substantially the form attached hereto as Exhibit A-1 (the "Escrow Agreement"); and (iii) the delivery to Seller of a subordinated eight percent promissory note substantially in the form of Exhibit A-2 attached hereto (the "Seller Note") in the original principal amount of $2,000,000 and related warrants substantially in the form of Exhibit A-4 attached hereto (the "Warrants") to Purchase a number of shares of PCEMS, Inc.'s common stock equal to two percent (2%) of its issued and outstanding shares of Class A Common Stock at the time of the issuance of the Warrants at a per share price equal to the price per share of PCEMS, Inc.'s Class A Common Stock paid by the Investors (as defined in the Stockholders Agreement) at the Closing.

     2.6. Purchase Price Adjustment.
          -------------------------

          (a) The Purchase Price shall be decreased by an amount, if any, by which the Company's Net Operating Assets as of the Closing Date, as reflected on the Closing Statement, are less than $21,963,000. The Purchase Price shall be increased by an amount, if any, equal to the product of: (i) the amount by which the Company's Net Operating Assets as of the Closing Date, as reflected on the Closing Statement, exceed $21,963,000 multiplied by (ii) 0.33. In addition, the Purchase Price shall be increased by an amount, if any, equal to the product of: (x) the amount of the Company's Net Income for the period from February 28, 2001 through the Closing Date multiplied by (y) 0.415. The aggregate of the amounts set forth in this paragraph shall be referred to herein as the "Purchase Price Adjustment" and shall be determined and paid as set forth in clause (b).

          (b) Within thirty days following the Closing Date, the Buyer shall prepare and deliver to the Seller and the Stockholder a closing statement that shall consist of (i) a balance sheet (which shall exclude the Excluded Assets and include only the Assumed Liabilities) of the Company as of the Closing Date and (ii) a statement of income of the Company for the period from February 28, 2001 through the Closing Date, each prepared in accordance with GAAP (other than the absence of footnotes) (as each of (i) and (ii) may be adjusted in accordance with this paragraph, the "Closing Statement"). Within twenty days following the delivery of the Closing Statement by the Buyer to the Seller and the Stockholder, the Seller and the Stockholder may object to any divergence from GAAP in the preparation of the Closing Statement by giving a written notice to the Buyer specifying in reasonable detail such divergences (an "Objection"). Buyer agrees to cooperate with the Seller and the Stockholder to provide such Parties and their certified public accountants information used to prepare the Closing Statement and information relating thereto. If the Seller and the Stockholder deliver an Objection, the Parties shall attempt to resolve such Objection by negotiation. If the Parties are unable to resolve such Objection within twenty days of delivery of the Objection, the Parties shall, by mutual agreement, appoint one of the five largest firms of independent certified public accountants or another firm of independent certified public accountants who shall, at the joint expense of the Seller and Stockholder, on the one hand, and Buyer, on the other hand, review the unresolved divergences from GAAP specified in the Objection and determine, based solely on such divergences from GAAP specified in the Objection, whether any change in the Closing Statement is warranted. The finding of such accounting firm shall be binding on the Parties and, to the extent necessary, the Closing Statement shall be adjusted accordingly. Upon the final determination of the Purchase Price Adjustment, the Party owing the Purchase Price Adjustment shall deliver the Purchase Price Adjustment to the other Party no later than five Business Days after such determination in immediately available funds or in any other manner as reasonably requested by the payee; provided, that if the Purchase Price Adjustment is owed to the Buyer, it shall first be satisfied from the Escrowed Funds, if any. The acceptance by the Buyer, on the one hand, and Seller and the Stockholder, on the other hand, of the Purchase Price Adjustment shall not constitute or be deemed to constitute a waiver of the rights of such Party in respect of any other provision of this Agreement.

     2.7. The Closing.  The closing of the Transactions (the "Closing") shall
          -----------
take place three business days after the closing conditions set forth in Sections 6.1 and 6.2 hereof are satisfied or waived (or the applicable party receives reasonable assurances that such conditions will have been satisfied by such third business day) at the offices of Ropes & Gray in Boston, Massachusetts, commencing at 10:00 a.m. eastern time on such third business day or such other date as the Parties may mutually determine (the "Closing Date").

     2.8. Deliveries at the Closing.  At the Closing, the Seller and the
          -------------------------
Stockholder will deliver to the Buyer properly executed and acknowledged, if appropriate (i) the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request, and (iii) the Bill of Sale in the form attached hereto as Exhibit A-3. The Buyer will execute, acknowledge (if appropriate), and deliver the Assignment and Assumption Agreement in the form attached hereto as Exhibit B and will deliver the consideration specified in Section 2.5 above. Simultaneously with such delivery, the Seller and the Stockholder shall put Buyer in possession and operating control of the Acquired Assets, free and clear of all Liens whatsoever.

     2.9. Purchase Price Allocation.  Within 60 days following the Closing, the
          -------------------------
Buyer, with the consent of the Seller (not to be unreasonably withheld), shall allocate the purchase price among the Acquired Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Such allocation shall be amended to reflect any subsequent adjustments to the purchase price. The Buyer, the Seller and the Stockholder shall file all Tax Returns consistently with such allocation.

3.   Representations and Warranties of the Seller and the Stockholder.  The
     ----------------------------------------------------------------
Seller and the Stockholder jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

     3.1. Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Charter and By-Laws of the Company, each as amended to date, have been heretofore delivered to Buyer (or will be so delivered prior to the Closing) and are (or will be) complete. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it in the conduct of the Business or the character of the property owned, leased or operated by it in the conduct of the Business make such qualification necessary or appropriate except for those jurisdictions where the failure to be so qualified has not had and will not have a Material Adverse Effect.

     3.2. Ownership of the Company.  The Stockholder owns directly 95 shares of
          ------------------------
common stock of the Company and Steven Pudles owns directly 5 shares of common stock of the Company, which together constitute all of the outstanding shares of capital stock of the

Company. No Person, other than the Stockholder and Steven Pudles, has any direct or indirect right, title or interest in the Company or any profits, earnings, gains or losses with respect thereto.

     3.3. Authorization of Transaction.  Each of the Seller and the Stockholder
          ----------------------------
has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of each of the Seller and the Stockholder to authorize and permit the execution and delivery by such Parties of this Agreement and the instruments required to be executed and delivered by such Parties pursuant hereto, the performance by such Parties of their obligations hereunder, and the consummation by such Parties of the Transactions, have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Seller and the Stockholder and is enforceable against them.

     3.4. Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the Transactions (including the assignments and assumptions referred to in Section 2 above), will (i) violate any Legal Requirement to which the Seller or the Stockholder or any of their property are subject or any provision of the Charter or By-laws of the Seller or the Stockholder or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contractual Obligation to which the Company is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of the Acquired Assets). Neither the Stockholder nor the Company needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the Transactions (including the assignments and assumptions referred to in Section 2 above), other than the authorizations, consents or approvals set forth on Schedule 3.4(a) hereto, all of which shall be
                                   ---------------
obtained by the Closing.

     3.5. Brokers' Liabilities.  Neither the Seller nor the Stockholder has any
          --------------------
Liability to any broker, finder, investment bank or similar agent with respect to the Transactions for which the Buyer could become liable or obligated.

     3.6. Title to Assets.  The Seller has good and marketable title to, or a
          ---------------
valid and subsisting leasehold interest in, and the power to sell and transfer to the Buyer, all of the Acquired Assets, free and clear of all Liens.

     3.7. Assets Necessary to Conduct Business.  The Acquired Assets, comprise
          ------------------------------------
all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by the Company in, and, in the reasonable opinion of the management of the Company, necessary to, the conduct of the Company's business as currently conducted except, in each case, as set forth on
Schedule 3.7 hereto.
------------

     3.8. Subsidiaries.  Except as set forth on Schedule 3.8, the Company has no
          ------------                          ------------
Subsidiaries and does not own, directly or indirectly, any capital stock of, any partnership or other ownership interest in, or any other security issued by, any other corporation, organization, association or entity.

     3.9.  Financial Statements.
           --------------------

           (a) Attached hereto as Exhibit C are the following financial statements (collectively, the "Financial Statements"): (i) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended February 28, 1999 and February 29, 2000 for the Company and (ii) audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for the fiscal year ended February 28, 2001 (the "Most Recent Fiscal Year End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods are consistent with the books and records of the Company, subject, in the case of the unaudited financial statements, to normal and recurring year end adjustments, which shall not be material in the aggregate, and the absence of notes.

           (b) Attached hereto as Exhibit D is the projected financial information of the Company prepared by the Seller (the "Projections"). The Projections were prepared in good faith, based on assumptions believed to be reasonable, and represent the Seller's best estimate as of the date of such Projections respecting the Company's projected financial performance for the periods covered thereby (although the Sellers expressly disclaim any assurance that such Projections will in fact be achieved).

     3.10. Absence of Changes.  Since February 28, 2001, the Company has
           ------------------
conducted its business only in the Ordinary Course of Business and except as set forth on Schedule 3.10 there has not been:
         -------------

           (a) any sale, lease, transfer, or assignment of any of the Company's assets, tangible or intangible, other than sales of inventory for a fair consideration in the Ordinary Course of Business;

           (b) any Contractual Obligation entered into other than in the Ordinary Course of Business;

           (c) any acceleration, termination, modification, or cancellation of any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound;

           (d) any creation or imposition of any Lien upon any of the Acquired Assets;

           (e) any capital expenditure (or series of related capital expenditures) involving more than $25,000 singly or $100,000 in the aggregate;

           (f) any cancellation, compromise, waiver, or release of any right or claim or Indebtedness (or series of related rights and claims);

           (g) any settlement regarding any infringement of its rights to any Intellectual Property;

            (h) any dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement of any capital stock of the Company;

            (i) any threat or notification in writing or, to the Seller's Knowledge, orally, that, and there has not been, one or more distributors, customers or suppliers which are, individually or in the aggregate, material that have terminated or intend to terminate or are considering terminating their respective business relationships or have modified or intend to modify such relationships with the Company, and the Seller has no knowledge of any facts which would form the basis for such termination or modification;

            (j) any material damage, destruction, or loss (whether or not covered by insurance) to the Company's property;

            (k) any loan to, or any other transaction with, any of the Company's directors, officers, and employees outside the Ordinary Course of Business;

            (l) any Contractual Obligation relating to employment entered into (including any collective bargaining agreement), or modification of the terms of any existing such Contractual Obligation;

            (m) any modification or change in the employment terms for any of the Company's directors, officers, and employees outside the Ordinary Course of Business;

            (n) any payment of any amount to any third party outside the Ordinary Course of Business with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the Transactions ) which would not constitute an Assumed Liability if in existence as of the Closing;

            (o) any modification or change in the application of GAAP from the manner in which it was applied in the Most Recent Financial Statements;

            (p) any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

            (q) the Company has not entered into any Contractual Obligation with respect to any of the foregoing.

     3.11.  Absence of Undisclosed Liabilities.  Except for Liabilities arising
            ----------------------------------
after the Closing Date under the Leases, the Company does not have any Liability (and to the Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities reflected on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which Liabilities results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty (other than the Assumed Product Warranty Liabilities), tort, infringement, or violation of law), in each case, solely to the extent reflected on the Closing Statement used to determine the final Purchase Price Adjustment.

     3.12.  No Material Adverse Effect.  Since the date of the Most Recent
            --------------------------
Financial Statements, there has not been any Material Adverse Effect and to the Seller's Knowledge no event has occurred or circumstances exist that could reasonably be expected to result in such a Material Adverse Effect.

     3.13.  Taxes.
            -----

            (a) The Seller and the Stockholder have filed all Tax Returns that they were required to file with respect to the Company's business. All such Tax Returns were true, correct and complete. All Taxes (other than Taxes not yet due) owed by the Seller and the Stockholder (whether or not shown on any Tax Return) have been paid. Other than as set forth on Schedule
                                                                   --------
     3.13, the Seller and the Stockholder currently are not the beneficiary of
     ----
     any extension of time within which to file any such Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller or the Stockholder does not file Tax Returns that the Company may be subject to taxation by that jurisdiction. There are no liens or other encumbrances on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) The Seller and the Stockholder have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party with respect to the Company's business.

            (c) There is no basis for any authority to assess any additional Taxes with respect to the Company's business for any period for which Tax Returns have been filed. There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company either (i) claimed or raised by any Governmental Authority in writing or (ii) to the Seller's Knowledge, threatened based upon contact with any such Governmental Authority. Neither the Seller nor the Stockholder has waived any statute of limitations in respect of Taxes related to the Business or agreed to any extension of time with respect to a Tax assessment or deficiency related to the Business.

            (d) The Seller has not made any payments, is not obligated to make any payments, and is not a party to any Agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162, 280G or 404.

            (e) The unpaid Taxes of the Company (i) did not, as of the date of the Most Recent Balance Sheet included in the Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and the Stockholder.

     3.14.  Property, Plant and Equipment.
            -----------------------------

            (a) The Seller owns no real property .

            (b) Schedule 3.14(b) lists all real property leased or subleased to
                ----------------
     Sellers which is used to conduct the Company's business. The Company has delivered to the Buyer complete copies of the leases and subleases listed in Schedule 3.14(b) (as amended to date) which such leases and subleases
        ----------------
     have not been amended or modified since the date thereof. With respect to each lease and sublease listed in Schedule 3.14(b):
                                       ----------------
                (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                (ii)  subject to obtaining necessary consents as disclosed on
            Schedule 3.28, the lease or sublease will continue to be legal,
            -------------
            valid, binding, enforceable, and in full force and effect on substantially identical terms following the consummation of the Transactions (including the assignments and assumptions referred to in Section 2 above);

                (iii) the Company is not and, to the Seller's Knowledge, no
            other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                (v) all facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance in all material respects with all Legal Requirements as in effect on or prior to the Closing Date; and

                (vi) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     3.15.  Intellectual Property.
            ---------------------

            (a) The Company owns or has the right to use pursuant to a Contractual Obligation all Intellectual Property necessary for or used in the operation of the Business as presently conducted. Subject to obtaining all necessary consents and assignments as disclosed in Schedule 3.28, each
                                                            -------------
     item of Acquired Intellectual Property will be owned or available for use by the Buyer on substantially identical terms and conditions immediately subsequent to the Closing hereunder.

            (b) Except as set forth on Schedule 3.15(b), the Company has not, to
                                       ----------------
     the Seller's Knowledge, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties in connection with the conduct of the Business, and the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller relating to the conduct of the Business.

          (c)  Schedule 3.15(c) identifies each patent or registration which has
               ----------------
     been issued to the Company with respect to the Acquired Intellectual Property, identifies each pending patent application or application for registration which has been made with respect to the Acquired Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of the Acquired Intellectual Property (together with any exceptions). The Company has delivered to the Buyer complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.15(c) also identifies each trade
                                     ----------------
     name or unregistered Trademark used by the Company in the conduct of the Business. With respect to each item of Acquired Intellectual Property required to be identified in Schedule 3.15(c):
                                  ----------------

               (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Lien;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) to the Seller's Knowledge, no Action is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (d)  Schedule 3.15(d) identifies each item of Acquired Intellectual
               ----------------
     Property that any third party owns and that the Seller uses in connection with the Business pursuant to an existing Contractual Obligation other than "off the shelf" software that is widely available on a retail basis. The Company has delivered to the Buyer correct and complete copies of all such Contractual Obligations (as amended to date). With respect to each item of Acquired Intellectual Property required to be identified in Schedule
                                                                 --------
     3.15(d):
     -------

               (i) the Contractual Obligation covering the item is legal, valid, binding and enforceable and in full force and effect;

               (ii)  subject to obtaining necessary consents as disclosed in
          Schedule 3.28, the Contractual Obligation will be enforceable and in
          -------------
          full force
          and effect on substantially identical terms following the consummation of the Transactions (including the assignments and assumptions referred to in Section 2 above), other than the Stockholder's license with the Lemelson Medical, Education and Research Foundation, Limited Partnership under the Agreement dated August 11, 2000 (the "Lemelson License");

               (iii) the Company is not and, to the Seller's Knowledge, no other party to the Contractual Obligation is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) to the Seller's Knowledge, no party to the Contractual Obligation has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Acquired Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vii) to the Seller's Knowledge, no Action is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Acquired Intellectual Property; and

               (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e)  To the Seller's Knowledge, except as set forth on Schedule
                                                                 --------
  3.15(e), the Company would not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted.

  3.16.   Inventories.  The inventory of the Company consists of raw materials
          -----------
and supplies, manufactured and purchased parts, goods in process, and finished goods, substantially all of which is merchantable and fit or suitable and usable for the production or completion of merchantable products for sale in the Ordinary Course of Business, and none of which is slow-moving, obsolete, below standard quality, damaged, or defective, subject only to the reserve for inventory writedown reflected in the Most Recent Balance Sheet, which reserve amount is set forth on Schedule 3.16 hereto, as adjusted for the passage of time
                       -------------
through the Closing Date in accordance with GAAP and the past custom and practice of the Company.

  3.17.   Contracts.  Schedule 3.17 lists the following Contractual
          ---------   -------------
Obligations to which the Company is a party:

          (a) any Contractual Obligation (or group of related Contractual Obligations) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000;

          (b) any Contractual Obligation (or group of related Contractual Obligations) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or result in a material loss to the Company or involve consideration in excess of $25,000;

          (c) any Contractual Obligation concerning a partnership or joint venture;

          (d) any Contractual Obligation (or group of related Contractual Obligations) under which it has created, incurred, assumed, or guaranteed any Debt in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (e) any Contractual Obligation concerning confidentiality or noncompetition;

          (f) any Contractual Obligation between or among the Company and any of its Affiliates;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h)  any collective bargaining agreement;

          (i) any written Contractual Obligation providing for the employment or consultancy with any individual on a full time, part time, consulting or other basis in excess of $25,000 or any Contractual Obligation providing for severance or retirement benefits;

          (j) any Contractual Obligation under which it has advanced or loaned any amount to any of its stockholders, Affiliates, directors, officers, or employees other than in the Ordinary Course of Business;

          (k) any Contractual Obligation under which the consequences of a default or termination is reasonably likely to have a Material Adverse Effect; or

          (l) any other Contractual Obligation (or group of related Contractual Obligations) the performance of which involves consideration in excess of $25,000.

The Company has delivered to the Buyer a complete copy of each written Contractual Obligation listed in Schedule 3.17 (as amended to date) and a
                                 -------------
written summary setting forth the terms and conditions of each oral Contractual Obligation referred to in Schedule 3.17. Except as disclosed in Schedule 3.17,
                          -------------                          -------------
with respect to each Contractual Obligation required to be listed on Schedule
                                                                     --------
3.17: (i) the Contractual Obligation is legal, valid, binding, enforceable, and
----
in full force and effect; (ii) subject to the Company obtaining the necessary consents disclosed in Schedule 3.28, the Contractual Obligation will continue to
                      -------------
be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms following the consummation of the Transactions (including the assignments and assumptions referred to in Section 2 above);
(iii) the Company is not and, to the Seller's Knowledge, no other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contractual Obligation; and (iv) the Company has not and, to the Seller's Knowledge, no other party has repudiated any provision of the Contractual Obligation.

     3.18.  Insurance.  Schedule 3.18 sets forth the following information with
            ---------   -------------
respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Business and/or the Company has been a party, a named insured, or otherwise the beneficiary of coverage from the period from March 31, 1996 to the date hereof: the name, address, and telephone number of the agent; the name of the insurer, the name of the policyholder, and the name of each covered insured; the policy number, the period of coverage; and a description of any retrospective premium adjustments or other loss-sensitive premium arrangements.

     3.19.  Litigation.  Except as disclosed in Schedule 3.19, there are no
            ----------                          -------------
judicial or administrative actions, claims, suits, proceedings or investigations, to the Seller's Knowledge, pending or threatened, that would be reasonably likely to result in a Material Adverse Effect, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement nor, to the Seller's Knowledge, is there any basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Company affecting the Acquired Assets or Assumed Liabilities under any federal, state or local law.

     3.20.  Product Warranties; Defects; Liability.  Each product manufactured,
            --------------------------------------
sold, leased, or delivered by the Company has been in conformity in all material respects with all Legal Requirements, as in effect on or prior to the Closing, and Contractual Obligations and all express and implied warranties. No product manufactured, sold, leased, or delivered by the Seller in the conduct of the Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 3.20
                                                            -------------
includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).
To the Seller's Knowledge, the Company has no Liability (and to the Seller's Knowledge no basis for any present or future Action giving rise to any Liability exists) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company, and, to the Seller's Knowledge, there has been no inquiry or investigation made in respect thereof by any Person including any Governmental Authority.

     3.21.  Employees.  To the Seller's Knowledge, no executive, key employee,
            ---------
or group of employees has any plans to terminate employment with the Company. The Company has not experienced any labor disputes or work stoppage due to labor disagreements. The Company is in compliance with all applicable laws respecting employment and employment practices and terms and conditions of employment. The Company is not nor has ever been a party to any collective bargaining agreements and the Company has not been the subject of any organizational activity.

     3.22.  Employee Benefit Plans.
            ----------------------

          (a)   Company Plans. Schedule 3.22(a) sets forth all Employee Benefit
                -------------- ----------------
     Plans (A) which are maintained by the Seller or the Stockholder or by any corporation, trust, partnership or other entity (a "Related Entity") that would be considered as a single employer with Seller or the Stockholder under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, and (B) which benefit any current or former employee, director, consultant or other independent contractor who provides services to or for the benefit of the Business, or any beneficiary or dependant of any such individual, (a "Company Plan"). With respect to each Company Plan, the Company has provided to Buyer a current and complete copy of all plan documents.

          (b)   Liability.  No circumstance exists and no event (including any
                ---------
     action or the failure to do any act) has occurred with respect to any Employee Benefit Plan maintained or formerly maintained by the Seller, the Stockholder or any Related Entity, or to which the Seller, the Stockholder or any Related Entity is or has been required to contribute, that could subject Buyer to any material liability, or the assets of the Business to any material lien, under ERISA or the Code, nor will the Transactions give rise to any such material liability or lien.

          (c)   Retiree or Other Post-Termination Welfare Benefits.  Except as
                --------------------------------------------------
     described in Schedule 3.22(c) and other than as required under Section 601
                  ----------------
     et seq. of ERISA or applicable state law, no Company Plan provides benefits or coverage in the nature of life insurance, health insurance or medical benefits following retirement or other termination of employment.

          (d)   No Union Representation or Multiemployer Plan.   No Company
                ---------------------------------------------
     employees are represented by any union or covered under any collective bargaining agreement. Neither the Company nor any Related Party maintains, has maintained, contributes to, has contributed to, or has any liability with respect to any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (e)   Qualification of Employee Pension Benefit Plans.  Each Company
                -----------------------------------------------
     Plan which the Seller or the Stockholder maintains or contributes to for the benefit of employees or former employees of the Company which is intended to be qualified under section 401(a) of the Code is, to the Seller's Knowledge, so qualified; each such Company Plan has either received a favorable determination letter from the Internal Revenue Service that it is so qualified or the remedial amendment period as defined in
     Section 401(b) of the Code for obtaining such letter has not yet expired. Each such Company Plan, including any associated trust or fund, has been administered in accordance with its terms and with applicable law, except where failure to do so would not result in any material liability, and nothing has occurred with respect to any such Company Plan that has subjected or could reasonably be expected to subject the Seller, the Stockholder or any plan participant to a material penalty under Section 502 of ERISA or to a material excise tax under the Code.

     3.23.  Environment, Health, and Safety.  There is no Action pending against
            -------------------------------
the Company in respect of (i) noncompliance by the Company with any Environmental Law or (ii) Release into the environment of any Chemical Substance. Except as set forth on Schedule 3.23,
                                   -------------
there has been no material Release of any Chemical Substance on, upon, into or from any site currently or herefore owned, leased or otherwise used by the Company. Except as set forth on Schedule 3.23, to the Seller's Knowledge, there
                                -------------
has been no Chemical Substance generated by the Company that has been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States. Except as set forth on Schedule 3.23, there are no underground
                                      -------------
storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in quantities that are used by the Company in the Ordinary Course of Business. The Seller and the Stockholder have presented the Buyer with all environmental reports, audits, assessments or similar documents regarding any site currently or heretofore owned, leased or otherwise used by the Seller in the conduct of the Business. To the Seller's Knowledge, the Company is in compliance in all material respects with all Environmental Laws.

     3.24.   Affiliated Transactions.  Except as set forth in Schedule 3.24, (a)
             -----------------------                          -------------
the Company is not, nor has it been, a party to or bound by any Contractual Obligation with any of the Affiliates of the Stockholder, other than on arms-length terms which are no less favorable to the Company than those which could be obtained with a third party which is not an Affiliate of the Stockholder; and
(b) no Affiliate of the Stockholder (other than the Company) owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the conduct of the Business.

     3.25.   Distributors, Customers, Suppliers.
             ----------------------------------

             (a)   Schedule 3.25(a) sets forth a complete and accurate list of
     (i) the ten largest customers (by dollar volume) of the Products during the Most Recent Fiscal Year, indicating the existing Contractual Obligation with each such customer by Product and (ii) all suppliers of significant materials or services to the Company in connection with the conduct of the Business, indicating any Contractual Obligation for continued supply from such Person. The Company has no distributors for its Products.

             (b) There are no Contractual Obligations to which the Company is a party under the terms of which (i) the Company may be obligated to purchase any product from, or sell any Product to, any other person on an exclusive basis with respect to any geographic area or group of potential customers or (ii) any other Person may be similarly obligated to the Company.

     3.26.   No Illegal Payments and Compliance with Law.
             -------------------------------------------

             (a) In connection with the conduct of the Business, none of the Seller, the Stockholder nor any of their directors or officers nor, to the Seller's Knowledge, any of their employees or agents, has (x) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject such Seller or the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Material Adverse Effect or (y) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

             (b) The Seller is, and the Seller and the Stockholder operate, and have operated, the Business, in compliance in all material respects with all Legal Requirements, as in effect on or prior to the Closing, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has, to the Seller's Knowledge, been filed or commenced against any of them alleging any failure so to comply. Neither the ownership nor use of properties of the Company nor the conduct of the Business conflicts with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any of its Charter or By-laws or, any Lien to which the Company is a party or by which it may be bound or affected. To the Seller's Knowledge, there does not exist any proposed law, rule, regulation, ordinance, order, judgment, decree, governmental taking, condemnation or other proceeding which would be applicable to the Company's business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects.

     3.27.   Books and Records.  The books and all corporate (including minute
             -----------------
books and stock record books) and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other material requirements.

     3.28.   Consents.  Schedule 3.28 sets forth a complete list of the
             --------   -------------
identities of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transfer, assignment or conveyance by the Company of any of the Acquired Assets.

     3.29.   Accredited Investor.  Seller is an "accredited investor" within the
             -------------------
meaning of Regulation D under the Securities Act of 1933 (the "Securities Act").

     3.30.   Unregistered Securities.  Seller understands that the Seller Note
             -----------------------
and Warrants that it will receive through the Transactions have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein. The Seller understands that the Seller Note and Warrants are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the Seller Note and Warrants indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Seller acknowledges that PCEMS, Inc. has no obligation to register or qualify the Seller Note and Warrants for resale except, with respect to the Warrants, as set forth in the Stockholders Agreement contemplated by Section 6.1(k) hereof. The Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of common stock represented by the Warrants, and on requirements relating to PCEMS, Inc. which are outside of the Seller's control, and which PCEMS, Inc. is under no obligation and may not be able to satisfy.

     3.31.  Disclosure.  The representations and warranties contained in this
            ----------
Section 3 (including the Disclosure Schedules and any other schedules and exhibits required to be delivered by the Seller and the Stockholder to the Buyer pursuant to this Agreement) and any certificate furnished or to be furnished by the Seller and the Stockholder to the Buyer do not contain and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading; provided, that, notwithstanding the
                                            --------  ----
representations and warranties made in Section 3.9(b) hereof, Buyer acknowledges that none of the Seller, the Stockholder, their Affiliates nor their Representatives have made any representation or warranty regarding the achievement of any projected financial results of the Business.

4.   Representations and Warranties of the Buyer.  The Buyer represents and
     -------------------------------------------
warrants to the Seller and the Stockholder that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     4.1.   Organization of the Buyer.  The Buyer is a limited liability company
            -------------------------
duly formed, validly existing, and in good standing under the laws of the State of Delaware. A copy of the Charter, as amended to date, has been heretofore delivered to the Sellers (or will be so delivered prior to the Closing) and is (or will be) complete.

     4.2.   Authorization of Transaction.  The Buyer has the power and authority
            ----------------------------
to execute and deliver this Agreement and to perform its obligations hereunder. All actions and proceedings to be taken by or on the part of the Buyer to authorize and permit the execution and delivery by the Buyer of this Agreement and the instruments to be executed and delivered by the Buyer pursuant hereto, and the performance of the Buyer of its obligations hereunder, and the consummation by the Buyer of the Transactions, have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and is enforceable against the Buyer.

     4.3.   Noncontravention.  Neither the execution and the delivery of this
            ----------------
Agreement, nor the consummation of the Transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any Legal Requirement to which the Buyer is subject or any provision of its Charter or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contractual Obligation to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Agency in order for the Parties to consummate the Transactions (including the assignments and assumptions referred to in Section 2 above).

     4.4.   Brokers' Fees. The Buyer does not have any Liability or obligation
            -------------
to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions for which the Seller or the Stockholder could become liable or obligated.

     4.5.   Litigation.  There are judicial or administrative actions, claims,
            ----------
suits, proceedings or investigations pending or, to the Buyer's Knowledge, threatened, that would be reasonably likely to result in a Material Adverse Effect, or that question the validity of this Agreement or of any action taken or to be taken by Buyer pursuant to or in connection with the provisions of this Agreement nor, to the Buyer's Knowledge is there any basis for any such action, claim, suit, proceeding or investigation.

     4.6.   Bankruptcy. The Buyer is not involved in any action, suit,
            ----------
complaint, charge, hearing, inquiry, investigation or legal or administrative arbitration proceeding by or against the Buyer as a debtor before any governmental entity or authority under Title 11 of the U.S. Bankruptcy Act or any other insolvency or debtor's relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestration, or other similar official for any part of the property of the Buyer.

     4.7.   Due Diligence.  In making its decision to purchase the Acquired
            -------------
Assets, the Buyer has relied only on the representations and warranties contained in this Agreement and the documents specified herein. Buyer recognizes that none of the Stockholder, the Company nor any of their respective Affiliates or agents or consultants have made any representation or warranty in respect of the Company's future financial results upon which Buyer is relying in entering into this Agreement, or will be relying upon subsequent to the Closing Date. Buyer further acknowledges, agrees and recognizes that any cost estimates, projections or other similar predictions contained or referred to in any document provided to Buyer or any of its employees, agents or representatives were prepared for internal planning purposes only and are not and shall not be deemed to be representations or warranties of the Seller, the Stockholder or any of their respective Affiliates, agents or consultants.

     4.8.   Disclosure.  The representations and warranties contained in this
            ----------
Section 4 and any certificate furnished or to be furnished by the Buyer to the Seller and the Stockholder do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5.   Covenants.  The Parties agree as follows:
     ---------

     5.1.   General. Each of the Parties will use its reasonable best efforts to
            -------
take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transactions (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     5.2.   Notices and Consents.  The Company will give any notices to third
            --------------------
parties, and will use its reasonable best efforts to obtain any third party consents, that are necessary or desirable to transfer the Acquired Assets to the Buyer.

     5.3.   Operation of Business.  The Company will not engage in any practice,
            ---------------------
take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not (A) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (B) pay any amount to any third party with respect to any Liability or obligation (other than any costs and expenses the Company has incurred or may incur in connection with this Agreement and the Transactions) which would not constitute an Assumed Liability if in existence as of the Closing, or (C) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.10 above.

     5.4.   Preservation of Business.  The Company will use its reasonable best
            ------------------------
efforts to keep the Business and Acquired Assets substantially intact, including using its reasonable best efforts to (i) maintain its present operations, physical facilities and working conditions, (ii) keep available to Buyer the services of the Company's present officers, employees, agents and independent contractors and (iii) preserve for the benefit of Buyer the goodwill of the Company's customers, suppliers, licensors, lessors and others having business relations with it.

     5.5.   Full Access.  The Seller and the Stockholder will permit
            -----------
representatives of the Buyer, any direct or indirect investors in the Buyer and any third party financial sources of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), Contractual Obligations, and documents of or pertaining to the Company on reasonable notice and at reasonable times.

     5.6.   Notice of Developments. Each Party will give prompt written notice
            ----------------------
to each other Party of any development occurring subsequent to the execution of this Agreement and prior to the Closing Date which would cause a failure of the conditions set forth in subsection 6.1 and 6.2 hereof with respect to representations and warranties of such Party. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

     5.7.   No Solicitation.
            ---------------

            (a) None of the Seller, the Stockholder, nor any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Seller or the Stockholder shall, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal, (ii) enter into any Contractual Obligation with respect to any Company Takeover Proposal or
     (iii) directly or indirectly participate in any discussion or negotiations regarding, or furnish to any Person any information with respect to, or take any other action or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the Closing the
                                --------  -------
     Seller and the Stockholder may, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Stockholder's board of directors (the "Stockholder's Board"), as determined in good faith by it after consultation with outside counsel, in response to a Company Takeover Proposal that the Stockholder's Board determines, in good faith after consultation with outside counsel and Tucker Anthony or another comparable independent financial advisor, is reasonably likely to lead to a Superior Company Proposal, that was not solicited by the Seller or the Stockholder and that did not otherwise result from a breach of this Section 5.7(a), and subject to compliance with Section 5.7(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal.

          (b) Unless the Stockholder's Board, after consultation with outside counsel, determines in good faith judgment that it is necessary to do so in order to fulfill its fiduciary obligations under applicable law, none of the Stockholder's Board, the board of directors of the Company nor any committee of either such board shall (i) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (ii) approve or recommend any Company Takeover Proposal.

          (c) The Seller and the Stockholder promptly shall advise Buyer orally and, within two business days, in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the person making such Company Takeover Proposal or inquiry. The Seller and the Stockholder shall (i) keep Buyer fully informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal and (ii) provide to Buyer as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Seller or the Stockholder by any third party in connection with any Company Takeover Proposal or sent or provided by the Seller or the Stockholder to any third party in connection with any Company Takeover Proposal.

     5.8. Access to Records after Closing.  Sellers may retain a copy of any
          -------------------------------
financial books and records of the Company which Seller reasonably believes will be required by it for the purpose of performing any of the Seller's accounting, or other administrative functions which are performed in the Ordinary Course of Business. For a period of five years after the Closing Date, the Seller, the Stockholder and their representatives shall have reasonable access to all of the books and records of the Company to the extent that such access may reasonably be required by such Parties in connection with matters relating to or affected by the operations of the Company in the conduct of the Business prior to the Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Seller and the Stockholder shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 5.8. If the Buyer shall desire to dispose of any of such books and records prior to the expiration of such five-year period, the Buyer shall, prior to such disposition, give the Seller and the Stockholder a reasonable opportunity, at their expense, to segregate and remove such books and records as the Seller and the Stockholder may select.

     5.9.   Transfer Taxes. The Seller agrees to pay all Taxes on the transfer
            --------------

of the Acquired Assets hereunder.

     5.10.  Employee Benefits.
            -----------------

            (a)    Employment of Initial Employees. Reasonably in advance of the
                   -------------------------------
     Closing, Buyer will offer to the individuals listed or described on
     Schedule 5.10(a) (the "Transferred Employees"), which Schedule is intended
     ----------------
     to list all current employees of the Company, employment with the Buyer effective as of the Closing, with initial job responsibilities, compensation, and benefits comparable in the aggregate to those extended to such individuals by the Seller immediately prior to Closing. Seller will use its commercially reasonable best efforts to assist Buyer in making arrangements for Buyer to hire all Transferred Employees as of the Closing, including terminating the Transferred Employees immediately prior to the Closing and cooperating with Buyers to accomplish the transfer of account balances described in Section 5.10(e) below. Effective as of the Closing, all Transferred Employees who accept Buyer's offer of employment will become employees of the Buyer ("Hired Employees"). Buyer will employ the Hired Employees at will, except in those cases in which Buyer and a Hired Employee enter into a mutually agreed upon written contract of employment. Notwithstanding the foregoing, Buyer shall not at or after the Closing cause to occur a "mass layoff" or "plant closing" as those terms are defined in the Worker Adjustment and Retraining Notification Act ("WARN") that would result in any Liability to the Company or the Stockholder under WARN, nor shall Buyer cause to occur after the Closing a "plant closing" or "covered partial plant closing" as defined in Chapter 151A section 71A of the Massachusetts General laws that would result in any liability of the Company or the Stockholder to provide health benefits, in each case with respect to Hired Employees; it being understood that Buyer shall be free to take any of the actions described in this sentence so long as Buyer indemnifies the Company and the Stockholder for any Liabilities that would otherwise be incurred by such Parties.

            (b)    Credit for Service and Accrued Leave with Company. For each
                   -------------------------------------------------
     Hired Employee, Buyer shall credit service with Sellers for purposes of eligibility and vesting in any employee benefit plans that it may establish. In addition, Buyer shall credit each Hired Employee with any vacation, sick, personal or other leave accrued with the Sellers but unused as of the Closing Date and shall allow such Hired Employee to take such leave in accordance with the Buyer's policies; provided, however, that to the extent that Sellers cash-out any Hired Employee as of the Closing with respect to any such accrued leave such Hired Employee may take such accrued leave following the Closing and prior to the close of the calendar year in which the Closing occurs on an unpaid basis only; and provided further that nothing in this Agreement shall be construed as requiring Sellers to cash-out any Hired Employee for such leave. Buyer shall credit Transferred Employees with service with Seller in calculating any future leave earned after the Closing that is determined, in whole or in part, based upon service with Buyer.

            (c)    COBRA. Seller shall retain the obligation to provide so-
                   -----
     called COBRA continuation health coverage and required notices (both under Section 601 et seq. of ERISA and applicable state law) to any employee of the Seller who was eligible to receive such continuation coverage from the Company as of the day before the Closing. Buyer shall provide COBRA continuation coverage and required notice thereunder to any Transferred Employee who under applicable law first becomes eligible for such continuation coverage on or after the Closing Date and to any Hired Employee; provided that Transferred Employees shall be eligible for COBRA continuation coverage under the Stockholder's COBRA continuation coverage plan in accordance with the terms of the Transition Services Agreement. Buyer shall be responsible for providing COBRA continuation health coverage for such Transferred Employees and Hired Employees under any group health plans which Buyer may maintain for the benefit of Hired Employees, provided, that Buyer expressly agrees to maintain health coverage that does not contain a preexisting condition limitation for Hired Employees, and, provided further, that Buyer may require the Hired Employees to contribute such portion of the cost of such insurance as it shall determine, consistent with the terms of this Agreement.

          (d)   Company Plans.

                (i) As of the Closing Date, all Hired Employees shall cease to participate in Company Plans.

                (ii) Seller, Stockholder and their Affiliates shall retain any and all liabilities (including any liabilities associated with any severance or retention arrangements) with respect to such Company Plans through and after the Closing Date, except as set forth in
          Section 5.10(e) with respect to certain amounts to be spun off from the Nu Horizons Electronics Corporation's 401(k) Plan ("401(k) Plan").

          (e)   Transfer of Account Balances in 401(k) plan and ESOP.

                (i)  401(k) Spin Off. Buyer agrees to either (i) cover as of the
                     ----------------
          Closing all Hired Employees under one or more existing qualified plans maintained by the Buyer or by any corporation, trust, partnership or other entity (a "Related Entity") that would be considered as a single employer with Buyer under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, or (ii) establish effective on or about the Closing a qualified plan which will cover all Hired Employees as of the Closing Date or the date such plan is established, whichever is later (such plan or plans hereinafter referred to as the Buyer's Plan). The Buyer's Plan will recognize service of Hired Employees rendered to Seller and recognized by the 401(k) Plan. Seller and the Stockholder shall cause all accounts of all Hired Employees in the 401(k) Plan to become fully vested as of the Closing Date. As soon as practicable thereafter, Seller and Buyer will agree in good faith on a valuation date (the "401(k) Valuation Date"). On a date as further agreed upon by Seller and Buyer after the 401(k) Valuation Date (but in no event more than 30 days following the 401(k) Valuation
          Date), Seller and the Stockholder will (i) cause the account balances of each Hired Employee in the 401(k) Plan to be liquidated into a cash amount (and, if applicable a promissory note evidencing any loan from the 401(k) Plan to a Hired Employee) equal to the value of each Hired Employee's account balance in the 401(k) Plan as of the close of business on the 401(k) Valuation Date; and (ii) cause the cash amounts (and, if applicable a promissory note evidencing any loan from the 401(k) Plan to a Hired Employee) as so determined to be spun off and transferred to the Buyer's 401(k) Plan, once satisfactory evidence of intended IRS qualification of the Buyer's 401(k) Plan has been provided to Seller and the Stockholder.

                  (ii)   ESOP. Seller and the Stockholder shall cause all
                         ----
            accounts of all Hired Employees in the Nu Horizons Electronics Corporation's Employee Stock Ownership Plan (the "ESOP") to become fully vested as of the Closing Date and shall distribute such account balances to the Hired Employees. Stockholder shall amend the ESOP, as necessary, to permit such distributions. Buyer shall accept cash rollovers (direct or otherwise) of Hired Employees liquidated account balances in the ESOP to the Buyer's Plan. Buyer shall not be required to accept the Stockholder's stock or Company stock in a rollover from the ESOP.

            (f)   No Third Party Beneficiaries. No provision of this Section
                  ----------------------------
     5.10 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or of any of its Affiliates in respect of continued employment (or resumed employment) with the Buyer or any of its Affiliates, and no provision of this Section 5.10 shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Benefit Plan or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of the Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Buyer or its Affiliates or the Seller or its Affiliates.

     5.11.  Transfer Notices.  Promptly following the execution and delivery of
            ----------------
this Agreement, the Seller and the Stockholder shall deliver notice (in a form reasonably acceptable to the Buyer) to the creditors of the Company to whom the Assumed Liabilities are owed of the assignment and assumption of the Assumed Liabilities to be made pursuant to the terms hereof.

     5.12.  Change of Name.  On or prior to the Closing Date, the Stockholder
            --------------
agrees to cause the Company to amend its Charter to change its name "NUV Inc." and thereafter to cease use of the name "Nu Visions" or "NuVisions" in its or any Affiliates' business.

     5.13.  Further Assurances.  At any time and from time to time after the
            ------------------
Closing, at the request of the Buyer and without further consideration, the Seller and the Stockholder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Acquired Assets, to put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto. Upon any failure to act by Seller or Stockholder, each of them hereby constitutes and appoints the Buyer and its successors and assigns as its true and lawful attorneys-in-fact in connection with the Transactions, with full power of substitution, in the name and stead of the Seller and the Stockholder, but on behalf and for the benefit of the Buyer and its successors and assigns, to demand and to receive any and all of the assets, properties, rights and business hereby conveyed, assigned and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Seller, the Stockholder or otherwise, for the benefit of the Buyer and its successors and assigns, proceedings at law, in equity or otherwise, which the Buyer or its successors and assigns reasonable deem proper in order to collect or reduce to possession or endorse any of the Acquired Assets and to do all acts and things in relation to the Acquired Assets which the Buyer or its successors or assigns reasonably deem desirable.

     5.14.  Transfer of Assets.  Prior to the Closing, the Stockholder will
            ------------------
transfer, and will cause to be transferred, to the Company all assets of every kind and description, tangible or intangible (if any) owned by the Stockholder or any of its Subsidiaries (other than the Seller) which are used in the operation of the Business except for those assets set forth on Schedule 5.14
                                                               -------------
hereto.

     5.15.  License with Lemelson Foundation.  To permit the Buyer to obtain a
            --------------------------------
license from the Lemelson Medical Education and Research Foundation, the Stockholder agrees to pay the portion of the license fee under such license covering the increment of revenues between $36.6 million and $49.2 million, not to exceed $15,000.

     5.16.  Tucker Anthony Fee.  The Seller has not made and shall not make any
            ------------------
payment to Tucker Anthony with respect to the Transactions.

     5.17.  Subordination Agreement.  At or prior to the Closing, the  Seller
            -----------------------
shall duly execute and deliver a subordination agreement which agreement shall provide for the subordination of the liabilities and obligations of the Buyer and its Affiliates in respect of the Seller Note (the "Seller Note Obligations") to the liabilities and obligations of the Buyer and its Affiliates in respect of the financing referenced in Section 6.1(h) (the "Senior Debt Obligations") provided, however, that no term or provision of such subordination agreement
--------  -------
shall provide for (a) the subordination of the Seller Note Obligations to any Senior Debt Obligations which either (i) have a stated maturity later than six months prior to the stated maturity of the Seller Note or (ii) have no stated maturity or (b) the right by the holders of the Senior Debt Obligations to block the Seller's exercise of remedies in respect of the Seller Note Obligations for a period in excess of two hundred and forty (240) days.

6.   Conditions to Obligation to Close.

     6.1. Conditions to Obligation of the Buyer.  The obligation of the Buyer to
          -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a)    Representations and Warranties.  To the Seller's Knowledge, the
                 ------------------------------
     representations and warranties set forth in Section 3 above shall have been true and correct when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and correct; provided, however, that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.6, 3.9 and 3.13, shall have been and shall be, so true and correct without regard to the Seller's Knowledge except to the extent that such representations and warranties are expressly so qualified;

          (b)    Performance by Seller and Stockholder.  The Seller and the
                 -------------------------------------
     Stockholder shall have performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the Closing;

          (c)    Consents. The Seller shall have procured all of the
                 --------
     governmental approvals, consents or authorizations and third party consents specified in Section 3.28 and Section 5.2 above;

          (d)    Absence of Litigation. No Action shall be pending or threatened
                 ---------------------
     wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Acquired Assets or to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e)    Certificates. The Seller and the Stockholder shall have
                 ------------
     delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6.1 are satisfied in all respects;

          (f)    Opinion. The Buyer shall have received from counsel to the
                 -------
     Seller and the Stockholder an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

          (g)    No Material Adverse Change. There shall not have been any
                 --------------------------
     change which has resulted in a Material Adverse Effect and no event shall have occurred nor shall any circumstance be in existence that could reasonably be expected to result in such a Material Adverse Effect;

          (h)    Funding. The Debt financing described in the commitment letters
                 -------
     attached hereto as Exhibit F shall have been provided to the Buyer and/or its Affiliates as contemplated therein on such additional terms and conditions as may be reasonably satisfactory to the Buyer;

          (i)    Executive Employment Agreements.  Stephen Pudles and Edward
                 -------------------------------
     Chouinard shall have entered into employment agreements with Buyer substantially in the form attached hereto as Exhibit G;

          (j)    Transition Services Agreement.  The Stockholder and the Buyer
                 -----------------------------
     shall have entered into a Transition Services Agreement substantially in the form attached hereto as Exhibit H (the "Transition Services Agreement");

          (k)    Stockholders Agreement. The Seller and Stephen Pudles shall
                 ----------------------
     have entered into a Stockholders Agreement, substantially in the form attached hereto as Exhibit I;

          (l)    Tax Clearance Certificate. The Seller shall have delivered to
                 -------------------------
     the Buyer a tax good standing certificate from The Commonwealth of Massachusetts;

          (m)   Escrow Agreement.  The Seller and the Stockholder shall have
                ----------------
     entered into the Escrow Agreement, substantially in the form attached hereto as Exhibit A-1; and

          (n)   All Necessary Actions. All actions to be taken by the Seller and
                ---------------------
     the Stockholder in connection with the consummation of the Transactions and all certificates, opinions, instruments and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

     6.2. Conditions to Obligations of the Seller and the Stockholder.  The
          -----------------------------------------------------------
obligations of the Seller and the Stockholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a)   Representations and Warranties.  The representations and
                ------------------------------
     warranties set forth in Section 4 above shall be true and correct at and as of the Closing Date;

          (b)   Performance by Buyer. The Buyer shall have performed and
                --------------------
     complied in all material respects with all of its covenants hereunder through the Closing;

          (c)   Absence of Litigation. No Action shall be pending or threatened
                ---------------------
     wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d)   Certificate. The Buyer shall have delivered to the Seller and
                -----------
     the Stockholder a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

          (e)   Stockholders Agreement.  The Buyer shall have entered into a
                ----------------------
     Stockholders Agreement, substantially in the form attached hereto as
     Exhibit I;

          (f)   Opinion. The Seller and the Stockholder shall have received from
                -------
     counsel to the Buyer an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to such Parties, and dated as of the Closing Date; and

          (g)   Escrow Agreement.  The Buyer shall have entered into the Escrow
                ----------------
     Agreement.

          (h)   All Necessary Actions.  All actions to be taken by Buyer in
                ---------------------
     connection with the consummation of the Transactions and all certificates, opinions, instruments and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Seller and the Stockholder.

The Seller and the Stockholder may waive any condition specified in this Section
6.2 if they
execute a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7.   Confidentiality.
     ---------------

          (a) From and after the Closing Date, the Seller and Stockholder will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession; provided, that Seller and Stockholder are not required to destroy or return to Buyer any information that Seller and Stockholder have the right to retain pursuant to Section 2.2 (other than as provided by such Section 2.2). From and after the Closing Date, in the event that the Seller and Stockholder are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Parties will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller and Stockholder are compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Parties may disclose the Confidential Information to the tribunal; provided, however, that such
                                               --------  -------
     Parties shall use their best efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

          (b) From and after the date of this Agreement, the Buyer will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Sellers or destroy, at the request and option of the Seller, all tangible embodiments (and all copies) of the Confidential Information which are in its possession; provided, that if the Closing shall occur, then the provisions of this Section 7(b) shall cease to apply. If the Closing shall not occur, in the event that the Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Buyer will notify the Seller and Stockholder promptly of the request or requirement so that such Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 7(b). If, in the absence of a protective order or the receipt of a waiver hereunder, the Buyer is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Buyer may disclose the Confidential Information to the tribunal; provided, however, that the
                                                   --------  -------
     Buyer shall use its best efforts to obtain, at the request and expense of the Seller and the Stockholder, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such Parties shall designate.

8.   Noncompetition.
     --------------

          (a) Each of the Seller and Stockholder agrees that, in consideration of the purchase by Buyer hereunder, it shall not, on or prior to the date which is four (4) years after the Closing Date, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, be an officer or director of, participate in, lend his, her or its name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture or activity which competes with the Business or relating to products performing functions similar to those of the Products; provided, however, that neither Seller nor Stockholder shall be considered to be in default of this Section 8 solely by virtue of holding directly for portfolio purposes as a passive investor not more than five percent (5%) of the issued and outstanding equity securities of a corporation, the equity securities of which are listed or quoted on a stock exchange or an over-the-counter market within the United States.

          (b) Each of the Seller and the Stockholder further agrees that for a period of four (4) years after the Closing Date such Party will not directly or indirectly without the prior written consent of Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an employee of the Company, the Buyer or any Subsidiary, group, or division of Buyer or any Affiliate thereof, to leave the employ of Buyer or any of its Affiliates unless such person has been terminated by the Buyer or an Affiliate of Buyer.

9.   Indemnification.
     ---------------

     9.1. Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties of the Seller and the Stockholder (except for those contained in Sections 3.1 (Organization of the Company), 3.2 (Ownership of Company), 3.3 (Authorization of Transaction), 3.4 (Noncontravention), 3.6 (Title to Assets), 3.9 (Financial Statements), 3.11 (Absence of Undisclosed Liabilities), 3.13 (Taxes), 3.23 (Environmental, Health and Safety) and 3.26(b) (Compliance with Laws)) contained herein or in any document certificate or other instrument required to be delivered hereunder shall expire on the Closing Date. The representations and warranties of the Seller and the Stockholder contained in Sections 3.4, 3.11, 3.23 and 3.26(b) shall survive the Closing and shall continue in full force and effect for a period of one year thereafter. The representations and warranties of the Seller and the Stockholder contained in Sections 3.1, 3.3, 3.6, 3.9, and 3.13 shall survive the Closing and shall continue in full force and effect for a period of two years thereafter. The representations and warranties of the Seller and the Stockholder contained in
Section 3.2 shall survive the Closing and shall continue in full force and effect without limit as to time. The termination of any such representation and warranty, however, shall not affect any claim for breaches of representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date. All of the representations and warranties of the Buyer (except those contained in Sections 4.1 (Organization of the Buyer), 4.2 (Authorization of Transaction) and 4.3 (Noncontravention)) contained in Section 4 shall expire on the Closing Date. The representations and warranties of the Buyer contained in Section 4.3 shall survive the Closing and shall continue in full force and effect for a period of one year thereafter. The representations and warranties of the Buyer contained in Sections 4.1 and 4.2 shall survive the Closing and shall continue in full force and effect for a period of two years thereafter. All covenants and indemnities of any Party in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

     9.2.    Indemnity by the Seller and the Stockholder.  The Seller and the
             -------------------------------------------
Stockholder hereby agree to jointly and severally indemnify, defend and hold harmless Buyer and each of its respective direct and indirect partners, stockholders and members, officers, directors, employees, agents and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement, including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action, (in each case net of (i) income tax benefits to the Buyer, calculated on a with and without basis, to the extent actually realized by the Buyer through a reduction of Taxes for the Tax year in which the Loss (as defined below) occurred and (ii) insurance proceeds if and when actually received by the Buyer to the extent such proceeds exceed increased insurance premiums relating to the applicable claim, provided, however, that Buyer shall retain the right in its sole discretion to determine whether to pursue such claims by, through or against an insurer or to bring such claims directly or indirectly against the Seller and the Stockholder pursuant to this Section 9.2) (collectively, "Losses") arising out, relating to or resulting from:

          (a) the inaccuracy of any representation or warranty made by Seller or Stockholder herein, or resulting from any misrepresentation or breach of warranty contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Seller or Stockholder hereunder; provided,
                                                                  --------
     however, that (other than as specified in the following proviso) the Seller
     -------
     and the Stockholder shall be liable under this Section 9.2(a) in respect of Losses only to the extent the aggregate of all such Losses exceeds $315,630 in which case the Seller and the Stockholder shall be liable under this
     Section 9.2(a) for the amount of such Losses in excess of $315,630, up to a maximum aggregate amount of $3,156,300 (the "Cap"); provided, further, that
                                                         --------  -------
     in the case of Losses resulting from a breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.6, 3.9, and 3.13, the Seller and the Stockholder shall be liable for all Losses resulting from such a breach up to a maximum aggregate amount of $31,563,000; and

          (b) any nonfulfillment of any agreement or covenant of Seller or Stockholder contained herein or in any agreement or instrument required to be entered into in connection herewith or any Liability of the Company which is not an Assumed Liability (including any Liability of the Company that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

In the event that Seller or Stockholder may be obliged to indemnify Buyer under both subsection (a) and subsection (b) of this Section 9.2, their obligations under subsection (b) shall be controlling and the limitations provided in Sections 9.1 and 9.2(a) hereof relating to their obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation, breach of warranty as described in Section 9.2(a), shall not apply. Buyer shall give Seller and Stockholder written notice for any claim made in respect of the indemnification provided in this Section 9.2, whether or not arising out of a claim by a third party.

     9.3.    Indemnity by Buyer. The Buyer hereby agrees to indemnify, defend
             ------------------
and hold harmless the Seller and the Stockholder and their respective directors, officers, stockholders, employees, agents and Affiliates against and in respect of all Losses that arise out of or result from the inaccuracy of any representation or warranty made by Buyer herein, or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of Buyer contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be delivered by Buyer hereunder; provided, however, that the Buyer shall be
                                    --------  -------
liable under this Section 9.3 in respect of Losses only to the extent the aggregate of such Losses exceeds $315,630 in which case the Buyer shall be liable under this Section 9.3 for the amount of such Losses in excess of $315,630, up to a maximum aggregate amount of $3,156,300; provided, further, in
                                                          --------  -------
the case of Losses resulting from a breach of the representations and warranties set forth in Sections 4.1 and 4.2, the Buyer shall be liable for all Losses resulting from such a breach up to a maximum aggregate amount of $31,563,000.

     9.4.    Matters Involving Third Parties.
             -------------------------------

             (a) If any third party shall notify either Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly deliver notice to the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in
     --------  -------
     delivering notice to the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced thereby.

             (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party delivers notice to the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, (v) the Indemnifying Party's defense of the Third Party Claim does not, in the good faith judgment of the Indemnified Party, create a conflict between the Indemnified Party's position and the position of the

     Indemnifying Party respecting defense of the claim (such conflict to include, with respect to Buyer as the Indemnified Party, any defense by the Indemnifying Party that could, in the Buyer's good faith judgment, have a negative effect on the Buyer's relationship with a customer) and (vi) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all Liability thereunder.

            (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
     (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim as provided in this
     Section 9.

     9.5.   Recourse Against Escrowed Funds.  The Buyer and its Affiliates agree
            -------------------------------
that claims under this Section 9 shall first be satisfied from the Escrowed Funds, if any.

10.  Termination.

     10.1.  Termination of Agreement.  Either of the Parties may terminate this
            ------------------------
Agreement as provided below:

            (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) The Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event the Seller or the Stockholder has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified such Party of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the 45/th/ day after the date hereof, by reason of the failure of any condition precedent under Section
     6.1 hereof (unless the failure
     results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

            (c) The Seller and the Stockholder may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller and the Stockholder have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the 45/th/ day after the date hereof, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Seller or the Stockholder themselves breaching any representation, warranty, or covenant contained in this Agreement);

            (d) The Buyer may terminate this Agreement by giving written notice to the Seller and the Stockholder at any time prior to the Closing if: (i) the Stockholder's Board or the Company's board of directors withdraws or modifies in a manner adverse to Buyer its approval of this Agreement or approves any Company Takeover Proposal; or (ii) the Seller, the Stockholder or any of their officers, directors, employees, representatives or agents takes any of the actions that would be proscribed by Section 5.7(a) but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 5.7(a);

            (e) The Seller and the Stockholder may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Stockholder's Board, in compliance with the provisions of Section 5.7 hereof, has determined that it is necessary to accept a Superior Company Proposal; and

            (f) By either Buyer, on the one hand, or the Seller and the Stockholder, on the other hand, if a court of competent jurisdiction or other governmental authority shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transfer of the Acquired Assets.

     10.2.  Effect of Termination.  If any Party terminates this Agreement
            ---------------------
pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.  Miscellaneous.

     11.1.  Press Releases and Public Announcements.  No Party shall issue any
            ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that either Party may make any public disclosure it
       --------  -------
believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

     11.2.  No Third Party Beneficiaries.  This Agreement shall not confer any
            ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and such other Persons entitled to indemnification under Section 9.

     11.3.  Entire Agreement.  This Agreement (including the documents referred
            ----------------
to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.4.  Succession and Assignment.  This Agreement shall be binding upon and
            -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) with the Seller's
                    --------  -------
consent, not to be unreasonably withheld, assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder and (iii) assign all of its rights and interests hereunder to any lenders as security for providing financing for the Transactions, but no such assignment shall relieve the Buyer of any of its obligations hereunder.

     11.5.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.6.  Headings.  The section headings contained in this Agreement are
            --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7.  Notices.  All notices, requests, demands and other communications
            -------
hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given and delivered (i) upon confirmation of receipt of facsimile at the facsimile, (ii) one Business Day following the date sent when sent by overnight delivery by recognized overnight courier service for delivery on the next Business Day and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Seller or the Stockholder
     -----------------------------------

          Nu Horizons Electronics Corporation
          70 Maxess Road
          Melville, NY  11747
          Facsimile: 631-396-5050
          Attention: Paul Durando
                     Vice President of Finance

     Copy to:
     -------

          Blau, Kramer, Wactlar and Lieberman
          100 Jericho Quadrangle
          Suite 225
          Jericho, NY  11753
          Facsimile: 516-822-4824
          Attention: Nancy D. Lieberman

     If to the Buyer:
     ---------------

          NV Acquisition LLC
          c/o Golden Gate Capital
          One Embarcadero Center, 33/rd/ Floor
          San Francisco, CA  94111
          Facsimile: 415-627-4501
          Attention: Prescott Ashe

     Copy to:
     -------

          Ropes & Gray
          One International Place
          Boston, MA  02110-2624
          Facsimile: (617) 951-7050
          Attention: Howard S. Glazer

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.8.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

     11.9.  Amendments and Waivers.  No amendment of any provision of this
            ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller and the Stockholder. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10.  Severability.  Any term or provision of this Agreement that is
             ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.11.  Expenses.
             --------

             (a) Each of the Buyer, on the one hand, and the Seller and the Stockholder, on the other hand, will bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the Transactions, it being understood that any such expenses of the Company shall be reflected on the Closing Statement as a current liability or, to the extent paid prior to Closing, a reduction of cash.

             (b) The Seller and the Stockholder shall pay to Buyer a fee of $633,402 if: (i) the Buyer terminates this Agreement pursuant to Section 10.1(d)(i); (ii) the Buyer terminates this Agreement pursuant to Section 10.1(d)(ii) as a result of a material breach of Section 5.7; (iii) the Seller or the Stockholder terminates this Agreement pursuant to Section 10.1(e); or (iv) after the date of this Agreement, (A) any Person makes a Company Takeover Proposal, (B) this Agreement is terminated pursuant to
     Section 10.1(b)(i) due to a willful breach or pursuant to Section 10.1(b)(ii) and (C) within twelve months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 11.11(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement, except that in the case of clause (iv) above such payment shall be made on the date of execution of such definitive agreement, or, if earlier, the consummation of such transactions).

     11.12.  Construction.  The Parties have participated jointly in the
             ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing disclosed in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If either Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13.  Incorporation of Exhibits and Schedules.  The Exhibits and
             ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Any matter that is disclosed on a Schedule which matter, on its face, is applicable to another Schedule shall be deemed disclosed on such other Schedule.

     11.14.  Specific Performance.  Each of the Parties acknowledges and agrees
             --------------------
that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are materially breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

     11.15.  Consent to Jurisdiction.  Each Party to this Agreement, by its
             -----------------------
execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts or the United States District Court located in the District of Massachusetts for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Massachusetts law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section
11.7 hereof is reasonably calculated to give actual notice.

     11.16.  Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE
             --------------------
LAW WHICH CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.




                         BUYER
                         -----

                         NV ACQUISITION LLC

                         By: /s/ Prescott Ashe

                         Title: Authorized Signatory


                         SELLERS
                         -------

                         NUVISIONS MANUFACTURING, INC.


                         By: /s/ Richard Schuster

                         Title: Vice President and Clerk

                         NU HORIZONS ELECTRONICS CORPORATION


                         By: /s/ Richard Schuster

                         Title: Vice President and Secretary

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